UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 11, 2007

Anadys Pharmaceuticals, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50632	22-3193172
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3115 Merryfield Row, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 530-3600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

On December 11, 2007, Anadys Pharmaceuticals, Inc. ("Anadys") and Novartis International Pharmaceutical Ltd. ("Novartis") entered into an agreement terminating the License and Co-Development Agreement by and between Novartis and Anadys dated June 1, 2005 (the "Collaboration Agreement"). This mutual termination of the Collaboration Agreement followed the parties’ joint decision, announced on July 26, 2007, to discontinue the development of ANA975, a phase 1b compound for the treatment of hepatitis C virus infection. Novartis and Anadys had been jointly developing ANA975 under the Collaboration Agreement since June 2005. The material terms of the Collaboration Agreement are described in Anadys’ Current Report on Form 8-K filed with the Securities and Exchange Commission on June 2, 2005 and are incorporated herein by reference. As a result of the termination of the Collaboration Agreement, the licenses granted by Anadys to Novartis have terminated. Neither party owes an early termination penalty to the other.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Anadys Pharmaceuticals, Inc.

December 14, 2007	By:	Elizabeth E. Reed

Name: Elizabeth E. Reed
Title: Vice President, Legal Affairs and Corporate Secretary